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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and all references to our Firm) included in or made a part of this registration statement.


                                                ARTHUR ANDERSEN LLP

                                                /s/ Arthur Andersen LLP
                                                -------------------------
                                                    Arthur Andersen LLP


Denver, Colorado,
  March 14, 1997.